UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2019

COVETRUS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38794	83-1448706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7 Custom House Street

Portland, ME 04101

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (888) 280-2221

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	CVET	The Nasdaq Stock Market (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 16, 2019, Covetrus, Inc. (the “Company”) announced that Christine Komola, the Company’s Chief Financial Officer, has resigned effective immediately. Following her resignation, Ms. Komola will serve as an advisor to the Company for a period to be mutually agreed, which is expected to be one month.

The Company anticipates that it will enter into a mutually acceptable Separation and Release Agreement with Ms. Komola, which it will disclose pursuant to an amendment to this Form 8-K.

On December 11, 2019, the Board of Directors (the “Board”) of the Company appointed Stuart B. Gleichenhaus as the Company’s interim Chief Financial Officer, effective December 16, 2019.

On December 13, 2019, the Company entered into an engagement letter with FTI Consulting (the “Engagement Letter”) for the provision of Mr. Gleichenhaus as interim Chief Financial Officer effective December 16, 2019. Mr. Gleichenhaus will not receive any compensation directly from the Company. The Company will instead pay FTI Consulting $175,000 per month for Mr. Gleichenhaus’ services. In addition to receiving fees for Mr. Gleichenhaus’ services, under the terms of the Engagement Letter, FTI Consulting will be entitled to reimbursement for direct out-of-pocket expenses. The Company has also agreed to indemnify FTI Consulting and Mr. Gleichenhaus in connection with the engagement, subject to customary terms and conditions.

Other than as noted above, there is no other arrangement or understanding pursuant to which Mr. Gleichenhaus was engaged as interim Chief Financial Officer of the Company. With respect to the disclosure required by Item 401(d) of Regulation S-K, there are no family relationships between Mr. Gleichenhaus and any director or executive officer of the Company. With respect to Item 404(a) of Regulation S-K, there are no relationships or related transactions between Mr. Gleichenhaus and the Company that would be required to be reported. Mr. Gleichenhaus has no direct or indirect material interest in the services provided pursuant to the Engagement Letter beyond his role as Senior Managing Director of Corporate Finance at FTI Consulting.

Mr. Gleichenhaus, age 62, has served as a Senior Managing Director of Corporate Finance at FTI Consulting since 2007. Mr. Gleichenhaus received a B.S. in Engineering from Princeton University and an M.B.A. from Harvard Business School.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release, dated December 16, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVETRUS, INC.

Date: December 16, 2019	By:	/s/ Benjamin Wolin
Benjamin Wolin
President and Chief Executive Officer